SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2006

Date of Report (Date of earliest event reported)

PUDA COAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-85306	65-1129912
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

426 Xuefu Street, Taiyuan, Shanxi Province
The People’s Republic of China,

(Address of principal executive offices)

011-86-351-2281300

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A2 is being filed to amend and supplement the Form 8-K filed on May 15, 2006 and the Form 8-K/A filed on May 25, 2006 by the Company in order to attach as an exhibit to this Form 8-K/A2 a letter from our registered independent public accounting firm addressed to the Securities and Exchange Commission pursuant to the requirements of Item 4.02(c) of Form 8-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)(1) On May 9, 2006, the Company determined to amend its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 because its previously issued financial statements for the fiscal year ended December 31, 2005 should no longer be relied upon.  Zhao Ming, Chief Executive Officer, Jin Xia, Chief Financial Officer and Wenwei Tian, Vice President of the Company made such determination.

(a)(2) In its comment letter of April 26, 2006 to Amendment No. 2 to Registration Statement on Form SB-2, which form was filed on April 14, 2006, the Securities and Exchange Commission asked us to explain the basis of our accounting for the conversion feature of convertible notes (“Notes”) we issued in November 2005, and the related warrants (“Warrants”) issued to the Note holders and placement agent in our December 31, 2005 financial statements.  In the course of reviewing the accounting literature as cited by the SEC in its comment letter and applying the accounting principles embodied in that literature to the facts surrounding our debt issuance, we determined that the accounting treatment for the conversion feature and related Warrants as reflected in our December 31, 2005 financial statements should be revised to comply with the SEC staff comments. The conversion feature had been recorded as a beneficial conversion feature, classified as paid-in capital, and the Warrants were classified as a current liability.  These Warrants and the capitalized debt issue costs incurred on the issuance of the Notes were being amortized over one year, which was the expected life until the exercise of the conversion feature and the Warrants.

As a result of our analysis of SFAS 133, EITF 00-19 and footnote 7 of SAB 107, we have determined that the accounting for the conversion feature, Warrants and debt issue costs should be as follows:

1.  Reclassify the conversion feature to long-term derivative liability and record any change in fair value in current earnings;

2. Reclassify the Warrants to long-term derivative liability and record any change in fair value in current earnings;

3. Amortize discount on Warrants over 5 years;

4. Amortize debt issue cost over 3 years;

5. Amortize discount on conversion feature over 3 years.

 (a)(3) Moore Stephens ("MS"), the Company's independent accountant,

discussed with the Company's officers the above-referenced matters.

(b)(1) On May 9, 2006 MS advised the Company that the financial statements in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 needed to be amended.

 (b)(2) Specifically, MS advised that the accounting for the conversion feature, Warrants and debt issue costs should be as follows:

1.  Reclassify the conversion feature to long-term derivative liability and record any change in fair value in current earnings;

2. Reclassify the Warrants to long-term derivative liability and record any change in fair value in current earnings;

3. Amortize discount on Warrants over 5 years;

4. Amortize debt issue cost over 3 years;

5. Amortize discount on conversion feature over 3 years.

(b)(3) MS had discussed with the Company's officers the above-referenced matters.

The Company filed a Form 10-KSB/A on May 17, 2006 including the revised financial statements.

The certifying officers, Zhao Ming, Chief Executive Officer and Jin Xia, Chief Financial Officer, of the Form 10-KSB filed for the fiscal year ended December 31, 2005 and the amendment thereto filed May 17, 2006 have considered the effect on the adequacy of the Company’s disclosure controls and procedures in light of the revisions to the financial statements contained therein and have determined that the Company’s disclosure controls and procedures are adequate for the fiscal year ended December 31, 2005, and remain so as of the fiscal quarter ended March 31, 2006.  The revisions to the financial statements relate to complicated accounting matters and are in response to comments by the SEC.  The Company had the correct information regarding the conversion feature, Warrants and debt issuance, and therefore believes it has adequate disclosure controls and procedures, but came to the wrong conclusion regarding applicable accounting treatment thereof.

The Company provided MS with a copy of its Report on Form 8-K filed May 15, 2006 and its Report on Form 8-K/A filed May 25, 2006 simultaneously with the filings thereof, and requested that MS state whether or not it agrees with the statements made by the registrant in response to Item 4.02, and if not, stating the respects in which it does not agree.  A copy of their response letter is attached as Exhibit 7.1.

Item 9.01 Exhibits

(c) The following exhibit is filed herewith:

7.1

Letter of Moore Stephens

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUDA COAL, INC.

Date: May 31, 2006
/s/ Zhao Ming
Name: Zhao Ming
Title: Chief Executive Officer and President